As filed with the Securities and Exchange Commission on January 8, 2008
Reg. No. 333-147605

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective Amendment No. 1
to
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CYTRX CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	58-1642750 (I.R.S. Employer Identification No.)
CytRx Corporation
11726 San Vicente Boulevard, Suite 650
Los Angeles, California 90049
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Steven A. Kriegsman
CytRx Corporation
11726 San Vicente Boulevard., Suite 650
Los Angeles, California 90049
(310) 826-5648
(Name, address, including zip code, and telephone number, including area code, of agent for service)
With a copy to:

Benjamin S. Levin, Esq. CytRx Corporation 11726 San Vicente Boulevard, Suite 650 Los Angeles, California 90049 Fax: (310) 826-6139	Sanford J. Hillsberg, Esq. Dale E. Short, Esq. Troy & Gould Professional Corporation 1801 Century Park East, Suite 1600, Los Angeles, California 90067 Fax: (310) 201-4746

     Approximate date of commencement of proposed sale to public: From time to time after the effective date of this registration statement.
     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

EXPLANATORY NOTE
     CytRx Corporation is amending its Registration Statement for the sole purpose of conforming the applicable undertakings set forth in Part II, Item 17, of the Registration Statement to the most recent changes to Item 512 of Regulation S-K. This Amendment does not modify any provision of the Prospectus constituting Part I or of Item 14 or Item 15 of Part II of the Registration Statement. Accordingly, the Prospectus and those Items of Part II have been omitted from this Amendment. This Amendment includes a re-listing of the Exhibits furnished pursuant to Part II, Item 16, of the Registration Statement.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
ITEM 16. EXHIBITS
The exhibits listed in the accompanying Exhibit Index are filed or incorporated by reference as part of this registration statement.
ITEM 17. UNDERTAKINGS.
     The undersigned registrant hereby undertakes:
     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
     (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;
     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
     Provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     (4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
     (A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
     (B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i),

(vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
     (5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:
     The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
     (i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§230.424 of this chapter);
     (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
     (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
     (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Los Angeles, State of California, on January 8, 2008.

CYTRX CORPORATION
By:	/s/ STEVEN A. KRIEGSMAN
Steven A. Kriegsman
President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ STEVEN A. KRIEGSMAN Steven A. Kriegsman	President and Chief Executive Officer and Director	January 8, 2008
/s/ MITCHELL K. FOGELMAN Mitchell K. Fogelman	Chief Financial Officer and Treasurer (principal financial and accounting officer)	January 8, 2008
/s/ LOUIS J. IGNARRO* Louis J. Ignarro, Ph.D	Director	January 8, 2008
/s/ MAX LINK* Max Link	Director	January 8, 2008
/s/ JOSEPH RUBINFELD* Joseph Rubinfeld, Ph.D	Director	January 8, 2008
/s/ MARVIN R. SELTER* Marvin R. Selter	Director	January 8, 2008
/s/ RICHARD L. WENNEKAMP* Richard L. Wennekamp	Director	January 8, 2008

*By:	/s/ Steven A. Kriegsman

Attorney-in-Fact

EXHIBIT INDEX
     The following exhibits are filed herewith or incorporated by reference:

Exhibit
Number	Description
1.1	Form of Underwriting Agreement.*

3.1	Restated Certificate of Incorporation.**

3.2	Restated By-Laws (incorporated by reference to the Registrant’s Registration Statement on Form S-8 (File No. 333-37171) filed on July 21, 1997).

4.1	Shareholder Protection Rights Agreement dated April 16, 1997 between CytRx Corporation and American Stock Transfer &Trust Company as Rights Agent (incorporated by reference to the Registrant’s Current Report on Form 8-K filed April 17, 1997).

4.2	Amendment No. 1 to Shareholder Protection Rights Agreement (incorporated by reference to the Registrant’s Annual Report on Form 10-K filed on March 27, 2001).

4.3	Amendment No. 2 to Shareholder Protection Rights Agreement (incorporated by reference to the Registrant’s Annual Report on Form 10-K filed on April 2, 2007).

5.1	Opinion of Troy & Gould Professional Corporation.**

23.1	Consent of Troy & Gould Professional Corporation (included in Exhibit 5.1).**

23.2	Consent of BDO Seidman, LLP.

24.1	Power of Attorney.**

*	To be filed as an exhibit to a Current Report on Form 8-K and incorporated herein by reference.

**	Previously filed as an exhibit to the Registrant’s Registration Statement on Form S-3 (File No. 333-147605) filed on November 23, 2007.